AMENDMENT NO. 6 TO
                       SEMICONDUCTOR TECHNOLOGY AGREEMENT

        This Amendment No. 6 the "Amendment") to the Parties' Semiconductor Technology Agreement is entered into by and between Rambus Inc., a Delaware corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and LG Semicon Co., Ltd. (formerly known as GoldStar Electron Co., Ltd.), a Korean corporation with principal offices at 1, Hyangjeong-dong, Hungduk-gu, Cheongju-si, Chungcheongbuk-do, 361-480 Korea ("LGS").


                                    RECITALS

         A. In 1994 the parties entered into a Semiconductor Technology Agreement (as previously restated and amended, the "License Agreement");

         B. In 1995 the parties made an amendment ("Amendment No. 1") to the License Agreement to provide for the exercise by LGS of its Option Right under the License Agreement for the license of Rambus Peripherals. The parties now desire to further amend the License Agreement to allow LGS to design, with Rambus' support, its own "LG RMC conforming to LGS's Requirement Specification (as defined below on the terms and conditions set forth herein. LGS' VDC (as defined below) will incorporate the LG RMC. LGS also intends to verify the performance of the LG RMC and to have its engineers who participate in this project be trained by Rambus on the RMC

         NOW, THEREFORE, the parties agree that the License Agreement is further amended to include the following:

1.       Definitions and Related Matters

         Capitalized terms used in this Amendment shall have the meaning specified therefor in the License Agreement, and, in addition, the following terms shall have the meaning set forth below:

         1.1    "RMC" means the RCPU version of the Rambus Memory Controller.

         1.2 "LG RMC" means a modified or redesigned RMC for LGS' own use which shall be jointly developed and jointly owned by Rambus and LGS in accordance with this Amendment.

         1.3 "LGS' Requirement Specification" means a specification for the LG RMC to meet LGS' requirement which as of July 28, 1997 has been discussed and agreed in good faith between both parties.

         1.4 "VDC" means the LGS video decoder chip which shall incorporate the LG RMC.

         1.5 "Rambus Channel" means the wires that connect compatible integrated circuits that implement the Rambus interface specification.

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         1.6  "Rambus  Interface  Technology"  as defined in Section  1.1 of the
License Agreement, shall also include the Rambus Channel and RMC Deliverables provided hereunder, as well as all information, invention, technology, technical documentation, designs, materials and know-how which describe or enable the use or implementation of the Rambus Channel and/or the RMC.

         1.7 "Effective Date" means the date of last signature on this Amendment or the date of approval for this Amendment from the Korean Government as required, whichever comes later.

         1.8 "LGE" refers to LG Electronics, Inc., a Korean corporation.

2.       Rambus Engineering Responsibilities

         2.1 Rambus shall use its commercially reasonable effort to deliver to LGS the RMC Deliverables specified in Exhibit A pursuant to the timetable set forth therein, subject to the timely performance by LGS of each of its obligations set forth in Section 3 below.

         2.2 Rambus shall use its commercially reasonable effort to provide LGS with the following services to design the LG RMC in accordance with the LGS' Requirement Specification:

               i) Rambus will consult with LGS regarding substantive performance, schedule and integration issues which may arise during this undertaking by means of network communication or face-to-face meeting at Rambus' facility or LGS' San Jose facility as needed at LGS' request.

               ii) Rambus has delivered. and LGS has received and accepted, the Architecture Design for the LG RMC as of July 28, 1997.

               iii) Rambus shall support LGS in both it's logic design and verification of the LG RMC, by LGS' August 21, 1997 schedule.

               iv) Rambus shall provide at least five (5) man-days of support to evaluate the test chip for LG RMC design after its fab-out around October at Rambus' facility or LGS' San Jose facility.

         2.3 On LGS' optional written request by January 31, 1998, the delivery of LGS PCB Deliverables set forth in Exhibit B, and the payment set forth in
Section 4.2, Rambus shall use its reasonable effort to i) provide a PCB layout of the Rambus Channel for LGS' HDTV board, Rambus PCB Deliverables, as set forth in Exhibit A and ii) review the package electricals of the VDC with regard to reliable operation at frequency.

         2.4 Until the Logic Design is successfully completed, or until August 31st, 1997, whichever comes later, Rambus shall assign at least one of its engineer to support, consult and train LGS Engineers, with regard to RMC and LGS RMC design, on an almost full time (80% or above) basis at Rambus' facility or LGS's San Jose facility.

         2.5 Rambus shall use its commercially reasonable effort, as set forth in Section 2, to

                                      -2-

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support  LGS in  successful  completion  of this  project.  The  success of this project means completion of the LG RMC on schedule and LGE's adoption of Rambus DRAM as their HDTV memory instead of Synchronous DRAM or other memories.

        2.6 THE RMC, RAMBUS CHANNEL, TECHNICAL INFORMATION, SERVICES, AND ANY CONFIDENTIAL INFORMATION PROVIDED BY RAMBUS TO LGS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

3.      LGS Engineering Responsibilities

        3.1 LGS will use its best efforts to deliver to Rambus the deliverables set forth in Exhibit B pursuant to the timetable set forth therein. LGS acknowledges that providing such deliverables is a critical part of co-development of the RMC and that any delay in delivery to Rambus of the items set forth in Exhibit B will impact Rambus' ability to meet the target dates for delivery of the RMC Deliverables provided in Section 2.1 above.

         3.2 LGS will use its reasonable effort to perform the following role in this project:

               i) LGS will perform the Logic Design and verification by August 21, 1997, with the Architecture Design delivered by Rambus in accordance with the Section 2.2 ii) above, under Rambus' support. as set forth in Section 2.2,
iii)

               ii) LGS will perform Logic Synthesis and Timing Verification for the LG RMC and integrating the LG RMC with RAC in Seoul by October 15.

               iii) Verification of data base, tape-out, and prototype manufacture for the LG RMC test-chip will be performed by LGS in Seoul. The evaluation of the LG RMC test-chip after its fab-out will be performed by LGS under Rambus' support as set forth in Section 2.2 iv) above.

         3.3 LGS and/or LGE will be responsible for PCB board layout. Upon LGS' exercise of optional Section 2.3 above, Rambus will perform the engineering services as set forth in Section 2.3.

4.       Engineering  Services Fees & Applicable  Running  Royalties for the VDC
         Sale

         4.1 In consideration for Rambus' engineering services in the design support of the LG RMC hereunder, LGS will pay to Rambus an engineering services fee of one hundred fifty thousand dollars (U.S.$150,000), as follows:

               (a) fifty thousand dollars (U.S.$50,000) within twenty (20) days of the Effective Date; and

               (b) fifty thousand dollars (U.S.$50,000) on the delivery of completed Architecture

                                      -3-

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Design of LG RMC; and

               (c) fifty thousand dollars (U.S.$50,000) on completion and verification of the Logic Design, or by October 15, 1997, whichever comes first.

         4.2 In consideration for Rambus' engineering services, on LGS' optional request pursuant to Section 2.3, in performing the PCB layout LGS shall pay to Rambus an engineering services fee of fifty thousand dollars (U.S.$50,000), payable upon Rambus' completion of those tasks (deliverables listed under Rambus PCB Deliverables, Exhibit A).

         4.3 All payments by LGS to Rambus under the provisions of Sections 4.1 and 4.2 above will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of LGS under the License Agreement. The parties understand that the engineering services fees to be paid to Rambus represent partial reimbursement of the total cost incurred by Rambus for engineering services to be performed hereunder.

         4.4 If any of Rambus' obligations hereunder, including without limitation any consultation or evaluation services Rambus may provide to LGS, are performed in Korea by mutual agreement of Rambus and LGS, then LGS shall reimburse all travel and related living expenses incurred by Rambus with respect thereto within thirty (30) days after receipt of Rambus' invoice therefor.

         4.5 All payments by LGS to Rambus under this Section 4 shall be made by telegraphic wire transfer to Rambus' bank account designated by Rambus in writing in advance.

         4.6 For the avoidance of doubt, the VDC shall belong to Rambus Peripherals, so LGS shall pay Rambus running royalties on sales of the VDC incorporating Rambus RAC in accordance with the Amendment No. 1.

5.       Ownership and License

         5.1 Rambus shall own and retain all right, title, and interest in the RMC, and all intellectual property rights with respect thereto. Rambus hereby grants to LGS a limited license to use and modify (but not sell or externally distribute) the RMC to allow - LGS to design the LG RMC hereunder. Nothing in this Amendment shall prevent or restrict Rambus from developing similar RMC integrations for or with third parties, including use by Rambus of information developed or learned by Rambus in connection with the work performed hereunder, except for Confidential Information of LGS provided to Rambus.

         5.2 Rambus and LGS shall jointly own all right, title and interest in the LG RMC as modified and designed in accordance with this Amendment, so LGS shall have the right to use and modify the LG RMC to incorporate it into any LGS' semiconductor products.

         5.3 LGS shall retain all right, title and interest in LGS' technology which may be used or contained in the VDC including, but not limited to, LGS process technology.

6.       Term and Termination

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         6.1 This Amendment shall become effective on the "Effective  Date", and shall terminate upon any termination of the License Agreement. Termination of this Amendment, however, for default hereof, shall be severable from termination of the License Agreement and each prior amendment thereto. That is, this Amendment shall be terminable for default, in accordance with the procedures specified in Section 8.2(a) of the License Agreement, by either party with respect to a default of either party's obligations hereunder, or with respect to obligations pursuant to the License Agreement as applied to the design of the LG RMC. Any such termination of this Amendment, however, shall not result in termination of the License Agreement or any prior amendment thereto.

         6.2 Upon  termination of this  Amendment by Rambus  pursuant to Section
6.1 above, LGS' rights and licenses with respect to the RMC shall terminate. Otherwise, such rights and licenses of LGS shall survive, conditioned on LGS' continuing compliance with its obligations under the License Agreement and this Amendment. The parties' rights and obligations pursuant to Section 5 shall survive any termination or expiration of this Amendment.

7.       Government Approvals

         LGS shall be responsible for any required filings of this Amendment with Korean government agencies.

8.       License Agreement

         Except as expressly provided in this Amendment, as previously amended, shall remain unmodified and in full force and effect. In the event of any inconsistency or conflict, the provisions of this Amendment shall control and govern over the provisions of the License Agreement.


LG SEMICON CO., LTD.                          RAMBUS INC.

By:________________________________           By:_______________________________

Printed Name:______________________           Printed Name:_____________________

Title:_____________________________           Title:____________________________

Date:______________________________           Date:_____________________________

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                                    EXHIBIT A

RMC DELIVERABLES


1. Verilog code of the RMC and documentation to be delivered within ten (10) days from the date of signature on this Amendment.

2. Architectural specification of the LGS RMC by July 27, 1997.


RAMBUS PCB DELIVERABLES

1. Rambus Channel layout to be delivered within ten (10) days after receipt of LGS' optional written request pursuant to optional Section 2.3 above.

2. Gerber file of reference Rambus Channel PCB layout to be delivered 10 days after LGS' exercise of optional Section 2.3 above.

3. Complete review of proposed package electricals within 10 days of Rambus receipt of package drawings and electrical specifications and after LGS' exercise of optional Section 2.3 above.

4. Assist LGS and LGE with the debug of Rambus Interface portion of VDC chip.

                                      -6-

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                                    EXHIBIT B

LGS RMC DELIVERABLES


1.  English   specification  of  LG  RMC  with  particular  emphasis  on  timing information of existing memory controller to be delivered within ten (10) days from the date of signature on this Amendment.

2. Verilog code, and documentation, of final LG RMC by August 21, 1997


LGS PCB  DELIVERABLES

1. LGE's PCB layout documentation.

2. Package mechanical drawings and electrical specifications.

                                      -7-